                                                               Exhibit 23(h)(xv)

                                   SCHEDULE B

 This Schedule is attached to and made part of the Securities Lending
  Authorization Agreement, dated the 28th day of November, 2007 between SPDR(R)
   INDEX SHARES FUNDS, ON BEHALF OF EACH OF ITS RESPECTIVE SERIES AS LISTED
         ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the "Funds") and STATE
                 STREET BANK AND TRUST COMPANY ("State Street").

                                                                    TAXPAYER
                                                                 IDENTIFICATION
FUND NAME                                                            NUMBER       TAX-YEAR END
---------                                                        --------------   ------------
DJ STOXX 50(R) ETF                                                 42-1537593     September 30
DJ EURO STOXX 50(R) ETF                                            04-3669927     September 30
SPDR(R) DJ Wilshire International Real Estate ETF                  13-4332931     September 30
SPDR(R) FTSE/Macquarie Global Infrastructure 100 ETF               83-0463550     September 30
SPDR(R) MSCI ACWI ex-US ETF                                        83-0463548     September 30
SPDR(R) Russell/Nomura PRIME(TM) Japan ETF                         13-4332933     September 30
SPDR(R) Russell/Nomura Small Cap(TM) Japan ETF                     13-4332932     September 30
SPDR(R) S&P(R) China ETF                                           83-0463564     September 30
SPDR(R) S&P(R) Emerging Asia Pacific ETF                           83-0463567     September 30
SPDR(R) S&P(R) Emerging Markets ETF                                83-0463563     September 30
SPDR(R) S&P(R) Emerging Europe ETF                                 83-0463559     September 30
SPDR(R) S&P(R) Emerging Latin America ETF                          83-0463558     September 30
SPDR(R) S&P(R) Emerging Middle East & Africa ETF                   83-0463556     September 30
SPDR(R) S&P(R) World ex-US ETF                                     83-0463554     September 30
SPDR(R) S&P(R) International Small Cap ETF                         83-0463552     September 30
SPDR(R) S&P(R) BRIC 40 ETF                                         83-0463562     September 30
SPDR(R) S&P(R) International Dividend ETF                          24-1445966     September 30
SPDR(R) S&P(R) International Mid Cap ETF                           26-1702171     September 30
SPDR(R) S&P(R) Emerging Markets Small Cap ETF                      26-1702217     September 30
SPDR(R) DJ Wilshire Global Real Estate ETF                         26-1947861     September 30
SPDR(R) S&P(R) International Consumer Discretionary Sector ETF     26-2524091     September 30
SPDR(R) S&P(R) International Consumer Staples Sector ETF           26-2524153     September 30
SPDR(R) S&P(R) International Energy Sector ETF                     26-2524202     September 30
SPDR(R) S&P(R) International Financial Sector ETF                  26-2524256     September 30
SPDR(R) S&P(R) International Health Care Sector ETF                26-2524307     September 30
SPDR(R) S&P(R) International Industrial Sector ETF                 26-2524364     September 30
SPDR(R) S&P(R) International Materials Sector ETF                  26-2524430     September 30
SPDR(R) S&P(R) International Technology Sector ETF                 26-2524483     September 30
SPDR(R) S&P(R) International Telecommunications Sector ETF         26-2524556     September 30
SPDR(R) S&P(R) International Utilities Sector ETF                  26-2524613     September 30
SPDR(R) S&P(R) Asia Pacific ETF*                                   83-0463565     September 30
SPDR(R) S&P(R) Europe ETF*                                         83-0463561     September 30

* Board approved and either SEC registered or in SEC registration, but not operational. Any fund series marked with a " * " shall not participate in securities lending unless and until the Funds have notified State Street in writing that the fund series is operational and authorized to participate in securities lending under this Agreement and such authorization is consented to by State Street in writing. Such authorization may be effected by the Funds and State Street executing a revised Schedule B with the applicable series no longer denoted as not operational.

DATED: July 16, 2008